Opinion of Simpson Thacher & Bartlett LLP

FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP

Exhibit 8.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

[—], 2011

China Ming Yang Wind Power Group Limited

Jianye Road, Mingyang Industry Park

National Hi-Tech Industrial Development Zone

Zhongshan, Guangdong 528437

People’s Republic of China

Ladies and Gentlemen:

We have acted as United States counsel to China Ming Yang Wind Power Group Limited (the “Company”), in connection with the Registration Statement on Form F-1, including the prospectus contained therein (together, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, relating to the registration of the Ordinary Shares (“Ordinary Shares”) of certain selling shareholders identified in the prospectus, par value US$0.001 per Ordinary Share, which will be represented by American depositary shares evidenced by American depositary receipts.

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the Registration Statement under the caption “Taxation”.

We do not express any opinion herein concerning any law other than the United States federal income tax law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Taxation” and “Legal Matters” in the Registration Statement.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP